Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Merrimack Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 19, 2013

Dear Merrimack Pharmaceuticals, Inc. Stockholder:

        You are cordially invited to our Annual Meeting of Stockholders on Tuesday, June 11, 2013, beginning at 3:00 p.m., Eastern time, at our headquarters at One Kendall Square, Suite B7201, Cambridge, Massachusetts 02139. The enclosed notice of annual meeting sets forth the proposals that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. Our board of directors recommends that you vote "FOR" Proposals 1 and 2, as set forth in the proxy statement.

        We look forward to seeing you there.

Very truly yours,

Robert J. Mulroy President and Chief Executive Officer

MERRIMACK PHARMACEUTICALS, INC.
One Kendall Square, Suite B7201
Cambridge, Massachusetts 02139

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Tuesday, June 11, 2013

        The 2013 Annual Meeting of Stockholders (the "Annual Meeting") of Merrimack Pharmaceuticals, Inc., a Delaware corporation ("Merrimack"), will be held on Tuesday, June 11, 2013, at 3:00 p.m., Eastern time, at our headquarters at One Kendall Square, Suite B7201, Cambridge, Massachusetts 02139, to consider and act upon the following matters:

          1.     To elect nine directors for a one year term, to hold office until the 2014 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

          2.     To ratify the selection of PricewaterhouseCoopers LLP as Merrimack's independent registered public accounting firm for the fiscal year ending December 31, 2013; and

          3.     To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Stockholders of record at the close of business on April 15, 2013 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Robert J. Mulroy President and Chief Executive Officer

Cambridge, Massachusetts
April 19, 2013

A STOCKHOLDER MAY OBTAIN ADMISSION TO THE MEETING BY IDENTIFYING HIMSELF OR HERSELF AT THE MEETING AS A STOCKHOLDER AS OF THE RECORD DATE. FOR A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. FOR A BENEFICIAL (BUT NOT OF RECORD) OWNER, A COPY OF A BROKER'S STATEMENT SHOWING SHARES HELD FOR HIS OR HER BENEFIT ON APRIL 15, 2013 WILL BE ADEQUATE IDENTIFICATION.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY SUBMIT YOUR VOTE VIA THE INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD.

Page
Information About the Annual Meeting and Voting	1
Votes Required	2
Corporate Governance	4
Board of Directors	4
How Our Board Is Organized	7
Board Committees	8
Compensation Committee Interlocks and Insider Participation	10
Board Meetings and Attendance	10
Board Processes	10
Board Policies	13
Executive Compensation	16
Executive Officers	16
Compensation Discussion and Analysis	17
Organization and Compensation Committee Report	27
Risk Considerations in Our Compensation Program	27
Limits on Hedging and Pledging	27
Tax and Accounting Considerations	28
Summary Compensation Table	28
Grants of Plan-Based Awards Table	30
Outstanding Equity Awards at Year End	31
Option Exercises and Stock Vested Table	32
Employment Agreements	32
Potential Payments Upon Termination or Change in Control	34
Pension Benefits	34
Nonqualified Deferred Compensation	34
401(k) Plan	35
Director Compensation	36
Compensation for 2012	36
Director Compensation Arrangements	37
Audit-Related Matters	39
Audit Committee Report	39
Audit Fees and Services	39
Pre-Approval Policies and Procedures	40
Matters to Be Voted On	41
Proposal 1: To Elect Nine Directors for a One Year Term	41
Proposal 2: To Ratify the Selection of PricewaterhouseCoopers LLP as Merrimack's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2013	41
Stock Ownership and Reporting	42
Security Ownership of Certain Beneficial Owners and Management	42
Section 16(a) Beneficial Ownership Reporting Compliance	45
Other Matters	46
Solicitation of Proxies	46
Householding of Annual Meeting Materials	46
Deadline for Submission of Stockholder Proposals for 2014 Annual Meeting of Stockholders	46

MERRIMACK PHARMACEUTICALS, INC.
One Kendall Square, Suite B7201
Cambridge, Massachusetts 02139

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, JUNE 11, 2013

Information About the Annual Meeting and Voting

        This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the "board of directors" or the "board") of Merrimack Pharmaceuticals, Inc. ("Merrimack," "we" or "us") for use at the 2013 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, June 11, 2013, at 3:00 p.m., Eastern time, at our headquarters at One Kendall Square, Suite B7201, Cambridge, Massachusetts 02139, and at any adjournment or postponement thereof. On April 15, 2013, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 96,032,333 shares of our common stock, par value $0.01 per share ("common stock"). Each share of common stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting.

        Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you, and cast your vote as soon as possible.

        If you are the "record holder" of your shares, meaning that you own your shares in your own name and not through a bank or brokerage firm, you may vote in one of four ways:

  (1)
  You may vote over the Internet.    You may vote your shares by following the "Vote by Internet" instructions on the enclosed proxy card. If you vote over the Internet, you do not need to vote by telephone or complete and mail your proxy card.

  (2)
  You may vote by telephone.    You may vote your shares by following the "Vote by Phone" instructions on the enclosed proxy card. If you vote by telephone, you do not need to vote over the Internet or complete and mail your proxy card.

  (3)
  You may vote by mail.    You may vote by completing, dating and signing the proxy card delivered with this proxy statement and promptly mailing it in the enclosed postage-paid envelope. If you vote by mail, you do not need to vote over the Internet or by telephone.

  (4)
  You may vote in person.    If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the Annual Meeting. Ballots will be available at the Annual Meeting.

        All proxies that are executed or are otherwise submitted over the Internet or by telephone will be voted on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders in accordance with the stockholders' instructions. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the board of directors' recommendations on such proposals as set forth in this proxy statement.

        After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the Annual Meeting by doing any one of the following things:

  •
  submitting a new proxy by following the "Vote by Internet" or "Vote by Phone" instructions on the enclosed proxy card up until 11:59 p.m., Eastern time, the day before the Annual Meeting;

  •
  signing another proxy card and either arranging for delivery of that proxy card by mail prior to the start of the Annual Meeting, or by delivering that signed proxy card in person at the Annual Meeting;

  •
  giving our Secretary a written notice before or at the Annual Meeting that you want to revoke your proxy; or

  •
  voting in person at the Annual Meeting.

        Your attendance at the Annual Meeting alone will not revoke your proxy.

        If the shares you own are held in "street name" by a bank, broker or other nominee record holder, which, for convenience, we collectively refer to in this proxy statement as brokerage firms, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of providing for voting over the Internet or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you. Because most brokerage firms are member organizations of the New York Stock Exchange, or NYSE, the rules of the NYSE will likely govern how your broker would be permitted to vote your shares in the absence of instruction from you. Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 2) is considered to be a discretionary item under the NYSE rules, and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of directors (Proposal 1) is a "non-discretionary" item, meaning that if you do not instruct your brokerage firm on how to vote with respect to Proposal 1, your brokerage firm will not vote with respect to that proposal and your shares will be counted as "broker non-votes." "Broker non-votes" are shares that are held in "street name" by a brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

        If your shares are held in street name, you must bring an account statement from your brokerage firm showing that you are the beneficial owner of the shares as of the record date (April 15, 2013) in order to be admitted to the Annual Meeting. To be able to vote your shares held in street name at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

Votes Required

        The holders of shares of common stock representing a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The following votes are required for approval of the proposals being presented at the Annual Meeting:

        Proposal 1:    To Elect Nine Directors for a One Year Term. A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast "FOR" the applicable seat on the board of directors.

        Proposal 2:    To Ratify the Selection of PricewaterhouseCoopers LLP as Merrimack's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2013. The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

        Shares that abstain from voting as to a particular matter and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the proposals referenced above.

        This proxy statement, the enclosed proxy card and our 2012 annual report to stockholders were first made available to stockholders on or about April 19, 2013.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to Be Held on June 11, 2013:
This proxy statement and our 2012 annual report to stockholders are available at
www.proxyvote.com for viewing, downloading and printing.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Merrimack Pharmaceuticals, Inc., One Kendall Square, Suite B7201, Cambridge, Massachusetts 02139, Attention: Corporate Secretary, Telephone: (617) 441-1000.

CORPORATE GOVERNANCE

Board of Directors

Members of Our Board of Directors

        Set forth below are the names and certain information about each of our directors as of April 1, 2013. The information presented includes each director's principal occupation and business experience for the past five years and the names of other public companies of which he or she has served as a director during the past five years. We believe that all of our directors possess the attributes and characteristics described in "—Board Processes—Director Nomination Process."

Name	Age	Position
Robert J. Mulroy(4)	48	President, Chief Executive Officer and Director
Gary L. Crocker(2)(4)	61	Chairman of the Board
James van B. Dresser(1)	71	Director
Gordon J. Fehr(1)(3)	79	Director
John Mendelsohn, M.D.(3)	76	Director
Sarah E. Nash(1)	59	Director
Michael E. Porter, Ph.D.(2)(4)	65	Director
James H. Quigley(1)	61	Director
Anthony J. Sinskey, Sc.D.(3)	72	Director

(1)
Member of the audit committee.

(2)
Member of the corporate governance and nominating committee.

(3)
Member of the organization and compensation committee.

(4)
Member of the executive committee.

        Robert J. Mulroy has served as our President and Chief Executive Officer and a member of our board of directors since May 1999. Prior to joining us, Mr. Mulroy worked as a management consultant in the pharmaceutical and healthcare industries. Mr. Mulroy has also worked as a consultant in the field of international development and has served as an advisor to multiple start-up companies in the biotechnology industry. Mr. Mulroy holds a master's degree in public and private management from Yale University and a B.A. from Stanford University. We believe that Mr. Mulroy is qualified to serve on our board of directors because of his extensive executive leadership experience, many years of service as one of our directors and our President and Chief Executive Officer and extensive knowledge of our company and industry.

        Gary L. Crocker has served as a member of our board of directors since 2004 and as Chairman of our board of directors since 2005. Mr. Crocker is President, Manager and Chairman of Crocker Ventures, LLC, a privately-held life science investment firm funding differentiated technologies in the areas of biotechnology and medical devices. Mr. Crocker has held senior executive positions or served on the board of directors of several privately-held life science companies, including as Chairman of the Board of ARUP Laboratories, co-founder and director of Theratech, Inc., President and Chief Executive Officer, founder and member of the board of directors of Research Medical, Inc. and as a member of the board of directors of Interleuken Genetics, Inc., The Med-Design Corporation and LineaGen Genetics, LLC. Mr. Crocker served as a member of the board of the Federal Reserve Branch of San Francisco from 1999 to 2007. Mr. Crocker also serves as a member of the board of directors of Sorenson Legacy Foundation. Mr. Crocker holds an M.B.A. from Harvard Business School and a B.S. from Harvard College. We believe that Mr. Crocker is qualified to serve on our board of directors due to his experience in the life sciences industry as an entrepreneur, venture capitalist and executive and his service on the boards of directors of a range of public and private companies and government institutions, as well as his ability to provide us with his expertise in diagnostics and therapeutic development.

        James van B. Dresser has served as a member of our board of directors since 1999. From 1970 until his retirement in 1997, Mr. Dresser held various consulting and leadership positions at The Boston Consulting Group, including serving as the firm's first Chief Administrative Officer from 1982 to 1997. Mr. Dresser served on the Board of Trustees of Wesleyan University from 1990 until 1993 and again from 1995 until 2009, when he also served as the Chairman of the Board of Trustees. Mr. Dresser currently serves as a selectman for the Town of Salisbury, Connecticut. Mr. Dresser holds an M.B.A. from Harvard Business School, an M.A. from the Fletcher School of Law and Diplomacy at Tufts University and a B.A. from Wesleyan University. We believe that Mr. Dresser is qualified to serve on our board of directors due to his background and experience in business and organizational strategy, both as a consultant for and the chief administrative officer of a global management consulting firm and his prior board service.

        Gordon J. Fehr has served as a member of our board of directors since 1999. Mr. Fehr recently retired from the board of directors of the Research Institute of McGill University Health Centers, where he served from 1996 to October 2011. In 1963, Mr. Fehr joined Pfizer Canada, Inc., or Pfizer Canada, as the Assistant to the President of Pfizer Canada and later became Pfizer Canada's Controller and the General Manager of the Chemical Division. In 1972, Mr. Fehr was named Chairman and President of Pfizer Canada, a position he held until his retirement in 1994. Mr. Fehr served as a member of the board of directors of Labopharm, Inc. from 1998 to 2007. Mr. Fehr also served as President and Chairman of the Montreal Board of Trade from 1983 to 1984 and as a member of the board of directors of the Montreal Airport Authority from 1992 to 2002. In addition, Mr. Fehr has served on advisory boards for the National Research Council's Biotechnology Research Institute and the Montreal Center of Innovative Technology, where he was Chairman of the biotechnology committee. Mr. Fehr holds a B.Eng. in chemical engineering from McGill University. We believe that Mr. Fehr is qualified to serve on our board of directors due to his expertise in the commercialization of pharmaceuticals, his leadership and management experience from his service as an executive for a public pharmaceutical company and his knowledge of our business and industry.

        John Mendelsohn, M.D. has served as a member of our board of directors since June 2012. Dr. Mendelsohn has served as the Co-Director of the Khalifa Institute for Personalized Cancer Therapy at The University of Texas MD Anderson Cancer Center since September 2011. Dr. Mendelsohn also served as President of the MD Anderson Cancer Center from 1996 to August 2011. Prior to joining the MD Anderson Cancer Center, Dr. Mendelsohn was founding director of the cancer center at the University of California San Diego and served as Chairman of Medicine at Memorial Sloan-Kettering Cancer Center from 1985 to1996. Dr. Mendelsohn also currently serves as the L.E. and Virginia Simmons Senior Fellow in Health and Technology Policy at the James A. Baker, III Institute for Public Policy. Dr. Mendelsohn is recognized for his research on the binding of growth factors to cell surface receptors and how they regulate cell functions, which led to the discovery, development and eventual commercialization of the cancer therapy cetuximab (Erbitux®). Dr. Mendelsohn holds an M.D. from Harvard Medical School and a B.S. from Harvard College. We believe that Dr. Mendelsohn is qualified to serve on our board of directors due to his expertise in cancer research and his experience leading a cancer treatment and research center.

        Sarah E. Nash has served as a member of our board of directors since 2006. Ms. Nash also currently serves on the boards of directors of Knoll Inc. and Blackbaud Inc. From 2000 until her retirement in 2005, Ms. Nash served as Vice Chairman of JPMorgan Chase & Co.'s Investment Bank where she was responsible for the firm's client relationships. Prior to that, Ms. Nash was the Regional Executive and Co-Head of Investment Banking for North America at JPMorgan Chase & Co. Previously, Ms. Nash served on the board of directors of Pathmark Stores, Inc. from 2005 to 2009 and AbitibiBowater from 2010 to 2011. Ms. Nash also serves as a Trustee for the New York-Presbyterian

Hospital, a Trustee of Washington and Lee University and on the boards of The New York Historical Society, The New York Restoration Project and the Business Leadership Council of The City University of New York. Ms. Nash holds a B.A. from Vassar College. We believe that Ms. Nash is qualified to serve on our board of directors due to her financial expertise, her experience serving on the boards of other public and private companies and her management background as an executive in the financial services industry.

        Michael E. Porter, Ph.D. has served as a member of our board of directors since December 2010 and has been a strategy advisor to us since 1999. Dr. Porter is the Bishop William Lawrence University Professor at Harvard Business School and has been on the faculty at Harvard Business School since 1973. Dr. Porter also serves on the board of directors of PTC Inc. and served on the board of directors of Thermo Fisher Scientific Inc. from 2001 to 2012. Dr. Porter has written extensively on healthcare delivery and has worked with leading healthcare providers in multiple countries and with government leaders on healthcare policy issues. Dr. Porter holds a Ph.D. in business economics from Harvard University, an M.B.A. from Harvard Business School and a B.S.E. from Princeton University. We believe that Dr. Porter is qualified to serve on our board of directors due to his expertise in corporate strategy, healthcare delivery and the development of companies in the life sciences industry, as well as his experience as an advisor and consultant to many leading companies globally, including a range of healthcare and pharmaceutical companies.

        James H. Quigley has served as a member of our board of directors since July 2012. Mr. Quigley also currently serves on the board of directors of Hess Corporation. Mr. Quigley retired as a Senior Partner from Deloitte LLP in June 2012, where he also served as Chief Executive Officer of Deloitte Touche Tohmatsu, Limited (Deloitte's global network) from June 2007 to June 2011. Mr. Quigley is actively engaged in a number of business organizations and committees, including as U.S. co-chairman of the TransAtlantic Business Dialogue, a member of the board of directors of the German Marshall Fund of the United States and the Economic Club of New York, and a trustee of the International Financial Reporting Standards (IFRS) Foundation. Mr. Quigley is also a member of the National Advisory Committee of Brigham Young University and the Advisory Board of the Center for Leadership and Ethics at Duke University's Fuqua School of Business. Mr. Quigley holds a B.S. and an honorary Doctorate of Business from Utah State University. We believe that Mr. Quigley is qualified to serve on our board of directors due to his expertise in financial reporting and auditing, his experience as a leader of a global firm and his experience working with the boards of directors of a range of public and private companies as their independent auditor.

        Anthony J. Sinskey, Sc.D. has served as a member of our board of directors since 1999 and is one of our co-founders. Dr. Sinskey is a Professor of Microbiology and Engineering Systems at The Massachusetts Institute of Technology, or MIT, and a Professor of Health Sciences and Technology at the Harvard-MIT Division of Health Sciences and Technology, and he has been a member of the faculty at MIT since 1968. Dr. Sinskey also holds positions as Co-Director of the Malaysia-MIT Biotechnology Partnership Program and as Faculty Director of the Center for Biomedical Innovation. Dr. Sinskey is a co-founder and a member of the boards of directors of Metabolix, Inc. and Tepha, Inc. and a consultant to several chemical and biotechnology companies. Dr. Sinskey holds an Sc.D. from MIT and a B.S. from the University of Illinois, and he was a post-doctoral fellow at the Harvard School of Public Health. We believe that Dr. Sinskey is qualified to serve on our board of directors due to his experience in the startup and development of other pharmaceutical companies, his scientific expertise in the field of biology and his leadership experience gained from serving as a director of several pharmaceutical companies.

Board Composition

        Our board of directors is currently authorized to have nine members. All of our directors are elected annually for a one year term expiring at the next annual meeting of stockholders. Each director will hold office until his or her successor has been elected and qualified or until the director's earlier resignation or removal. Our bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our bylaws also provide that our directors may be removed with or without cause by the affirmative vote of the holders of at least a majority of the votes that all of our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Board Determination of Independence

        Rule 5605 of the NASDAQ Marketplace Rules requires a majority of a listed company's board of directors to be comprised of independent directors within one year of listing. In addition, the NASDAQ Marketplace Rules require that, subject to specified exceptions, each member of a listed company's audit, compensation and corporate governance and nominating committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an "independent director" if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

        Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of Mr. Crocker, Mr. Dresser, Mr. Fehr, Dr. Mendelsohn, Ms. Nash, Dr. Porter, Mr. Quigley and Dr. Sinskey, representing eight of our nine directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Our board of directors has also determined that Mr. Dresser, Mr. Fehr, Ms. Nash and Mr. Quigley, who comprise our audit committee, Mr. Crocker and Dr. Porter, who comprise our corporate governance and nominating committee, and Mr. Fehr, Dr. Mendelsohn and Dr. Sinskey, who comprise our organization and compensation committee, satisfy the independence standards for such committees established by the SEC and the NASDAQ Marketplace Rules, as applicable. In making such determination, our board of directors considered the relationships that each such non-employee director has with Merrimack, including each of the transactions described below in "—Board Policies—Related Person Transactions," and all other facts and circumstances our board of directors deemed relevant in determining independence.

How Our Board Is Organized

Board Leadership Structure

        Our board of directors, upon the recommendation of our corporate governance and nominating committee, has determined that the roles of Chairman of the Board and Chief Executive Officer should be separated at the current time. Accordingly, our board has appointed Mr. Crocker, an independent director within the meaning of NASDAQ Marketplace Rules, as the Chairman of the Board.

        Mr. Crocker's duties as Chairman of the Board include the following:

  •
  chairing meetings of the board and of the independent directors in executive session;

  •
  meeting with any director who is not adequately performing his or her duties as a member of our board or any committee;

  •
  facilitating communications between other members of our board and the Chief Executive Officer;

  •
  determining the frequency and length of board meetings and recommending when special meetings of our board should be held;

  •
  preparing or approving the agenda for each board meeting; and

  •
  reviewing and, if appropriate, recommending action to be taken with respect to written communications from stockholders submitted to our board.

        Our board of directors decided to separate the roles of Chairman of the Board and Chief Executive Officer because it believes that a bifurcated leadership structure offers the following benefits:

  •
  increasing the independent oversight of Merrimack and enhancing our board's objective evaluation of our Chief Executive Officer;

  •
  freeing the Chief Executive Officer to focus on company operations instead of board administration;

  •
  providing the Chief Executive Officer with an experienced sounding board;

  •
  providing greater opportunities for communication between stockholders and our board;

  •
  enhancing the independent and objective assessment of risk by our board; and

  •
  providing an independent spokesman for Merrimack.

Board Committees

        Our board of directors has established an audit committee, a corporate governance and nominating committee, an organization and compensation committee and an executive committee, each of which operates under a charter that has been approved by our board. Copies of the committee charters are posted on the Investor Relations section of our website, which is located at investors.merrimackpharma.com.

Audit Committee

        The members of our audit committee are Mr. Dresser, Mr. Fehr, Ms. Nash and Mr. Quigley. Ms. Nash chairs the audit committee. Our audit committee's responsibilities include:

  •
  appointing, approving the compensation of and assessing the independence of our registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  overseeing our internal audit function;

  •
  overseeing our risk assessment and risk management policies;

  •
  establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

  •
  meeting independently with our internal auditing staff, registered public accounting firm and management;

  •
  reviewing and approving or ratifying any related person transactions; and

  •
  preparing the audit committee report required by SEC rules.

        All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

        Our board of directors has determined that each of Mr. Fehr and Mr. Quigley is an "audit committee financial expert" as defined in applicable SEC rules. We believe that the composition of our audit committee meets the requirements for independence under the current NASDAQ Marketplace Rules and SEC rules and regulations.

        The audit committee met nine times during 2012.

Corporate Governance and Nominating Committee

        The members of our corporate governance and nominating committee are Mr. Crocker and Dr. Porter. Dr. Porter chairs the corporate governance and nominating committee. Our corporate governance and nominating committee's responsibilities include:

  •
  identifying individuals qualified to become members of our board;

  •
  recommending to our board the persons to be nominated for election as directors and to each of our board's committees;

  •
  reviewing and making recommendations to our board with respect to our board leadership structure;

  •
  developing and recommending to our board corporate governance principles; and

  •
  overseeing an annual evaluation of our board.

        The corporate governance and nominating committee met two times during 2012.

Organization and Compensation Committee

        The members of our organization and compensation committee are Mr. Fehr, Dr. Mendelsohn and Dr. Sinskey. Mr. Fehr chairs the organization and compensation committee. Our organization and compensation committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other executive officers;

  •
  determining our Chief Executive Officer's compensation;

  •
  reviewing and approving, or making recommendations to our board with respect to, the compensation of our other executive officers;

  •
  overseeing an evaluation of our executive officers;

  •
  overseeing and administering our cash and equity incentive plans;

  •
  reviewing and making recommendations to our board with respect to director compensation;

  •
  reviewing and making recommendations to our board with respect to management succession planning;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis" disclosure required by SEC rules; and

  •
  preparing the organization and compensation committee report required by SEC rules.

        The processes and procedures followed by our organization and compensation committee in considering and determining executive and director compensation are described below under "—Board Processes—Executive and Director Compensation Processes."

        The organization and compensation committee met six times during 2012 and took action by written consent once.

Executive Committee

        The members of our executive committee are Mr. Crocker, Mr. Mulroy and Dr. Porter. Mr. Crocker chairs the executive committee. Our executive committee has, and may exercise when necessary, all of the authority and powers of our full board of directors during the intervals between meetings of our board, except as limited by Delaware law.

        The executive committee met four times during 2012.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our organization and compensation committee. None of the members of our organization and compensation committee is an officer or employee of Merrimack, nor have they ever been an officer or employee of Merrimack.

Board Meetings and Attendance

        Our board of directors met eight times during 2012. During 2012, each director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees of the board on which he or she then served.

        Our directors are expected to attend our annual meetings of stockholders. In 2012, we did not hold an annual meeting of stockholders.

Board Processes

Oversight of Risk

        Our board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our corporate governance and nominating committee oversees risk management activities relating to board composition; and our organization and compensation committee oversees risk management activities relating to our compensation policies and practices and management succession planning. Each committee reports to the full board on a regular basis, including reports with respect to the committee's risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that that the full board discuss particular risks.

Director Nomination Process

        The process followed by our corporate governance and nominating committee to identify and evaluate director candidates may include requests to board members and others for recommendations, evaluation of the performance on our board and its committees of any existing directors being considered for nomination, consideration of biographical information and background material relating to potential candidates and, particularly in the case of potential candidates who are not then serving on our board, interviews of selected candidates by members of the committee and our board.

        In considering whether to recommend any particular candidate for inclusion in our board's slate of recommended director nominees, our corporate governance and nominating committee applies the criteria set forth in our corporate governance guidelines. Consistent with these criteria, our corporate governance and nominating committee expects every nominee to have the following attributes or characteristics, among others: integrity, honesty, adherence to high ethical standards, business acumen, good judgment and a commitment to understand our business and industry.

        All of the director nominees are currently members of our board of directors. The nominee biographies under "—Board of Directors—Members of Our Board of Directors" indicate the experience, qualifications, attributes and skills of each of our current directors that led our corporate governance and nominating committee and our board to conclude he or she should continue to serve as a director of Merrimack. Our corporate governance and nominating committee and our board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and that the nominees as a group possess the skill sets and specific experience desired of our board as a whole.

        Our corporate governance and nominating committee considers the value of diversity when selecting nominees, and believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. The committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

        Stockholders may recommend individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, to our Secretary at Merrimack Pharmaceuticals, Inc., One Kendall Square, Suite B7201, Cambridge, Massachusetts 02139, Attention: Corporate Secretary. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our bylaws and must be received by us no later than the date referenced below in "Other Matters—Deadline for Submission of Stockholder Proposals for 2014 Annual Meeting of Stockholders." Assuming that appropriate biographical and background material has been provided on a timely basis, the corporate governance and nominating committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Executive and Director Compensation Processes

        Our executive compensation program is administered by the organization and compensation committee of our board of directors, subject to the oversight and approval of our full board of directors. Our organization and compensation committee reviews our executive compensation practices on an annual basis and based on this review makes recommendations to our board of directors for approval, which has full discretion to approve or modify the recommendations of the organization and compensation committee.

        In designing our executive compensation program, our organization and compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Historically, our organization and compensation committee has also retained the services of Mercer, LLC, or Mercer, an independent compensation consultant, to provide it with additional comparative data on executive compensation practices in our industry and to advise it on our executive compensation program generally. Although the organization and compensation committee considers Mercer's advice and recommendations about our executive compensation program, the organization and compensation committee ultimately makes its own decisions about these matters. None of the organization and compensation committee members and none of our executive officers or directors have any relationship with Mercer or the individual consultants employed by Mercer. Mercer has not provided any other services to Merrimack other than compensation consulting services to the organization and compensation committee. The organization and compensation committee has determined that no conflicts of interest exist between Merrimack and Mercer.

        Our director compensation program is administered by our board of directors with the assistance of the organization and compensation committee. The organization and compensation committee conducts an annual review of director compensation and makes recommendations to the board with respect thereto.

Communications with Stockholders

        Our management will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders may communicate with our management by writing to our Secretary at Merrimack Pharmaceuticals, Inc., One Kendall Square, Suite B7201, Cambridge, Massachusetts 02139, Attention: Corporate Secretary, or by calling (617) 441-1000. Additional information about contacting Merrimack is available on the Investor Relations section of our website, which is located at investors.merrimackpharma.com.

        In addition, stockholders who wish to communicate with our entire board may do so by writing to Gary L. Crocker, Chairman of the Board, Merrimack Pharmaceuticals, Inc., One Kendall Square, Suite B7201, Cambridge, Massachusetts 02139. Communications will be forwarded to other directors if they relate to substantive matters that the Chairman of the Board, in consultation with our General Counsel, considers appropriate for attention by the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances or matters as to which we tend to receive repetitive or duplicative communications.

Corporate Governance Guidelines

        Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Merrimack and our stockholders. The guidelines provide that:

  •
  our board's principal responsibility is to oversee the management of Merrimack;

  •
  a majority of the members of our board must be independent directors;

  •
  the independent directors meet in executive session at least twice a year;

  •
  directors have full and free access to management and, as necessary, independent advisors;

  •
  new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

  •
  our board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is posted under the heading "Corporate Governance" on the Investor Relations section of our website, which is located at investors.merrimackpharma.com.

Board Policies

Related Person Transactions

        Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Merrimack is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a "related person," has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

  •
  the related person's interest in the related person transaction;

  •
  the approximate dollar value of the amount involved in the related person transaction;

  •
  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, Merrimack's best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

  •
  a transaction that is specifically contemplated by provisions of our charter or bylaws.

        The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the organization and compensation committee in the manner specified in its charter.

        Since January 1, 2012, we have engaged in the following transactions with our executive officers, directors and holders of more than 5% of our voting securities, and affiliates of our executive officers, directors and 5% stockholders. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties:

  •
  Initial public offering.  On April 3, 2012, Gary L. Crocker, our Chairman of the Board, his wife, certain members of Mr. Crocker's family and certain entities controlled by Mr. Crocker or members of his family purchased an aggregate of 186,426 shares of our common stock in our initial public offering at the initial public offering price of $7.00 per share, for an aggregate purchase price of $1,304,982. Mr. and Mrs. Crocker, certain members of Mr. Crocker's family, certain trusts established for members of Mr. Crocker's family and certain entities controlled by Mr. Crocker or members of his family are parties to a Shareholder Voting Agreement, dated December 20, 2010, or the Crocker voting agreement, pursuant to which the parties to the agreement have agreed to vote his, her or its shares as directed by Crocker Ventures, LLC. Mr. Crocker is the President, Manager and Chairman of Crocker Ventures, LLC and in connection therewith shares voting control over all of the shares subject to the Crocker voting agreement.

  •
  Silver Creek Pharmaceuticals, Inc. convertible notes.  On December 21, 2012, Silver Creek Pharmaceuticals, Inc., or Silver Creek, a majority owned subsidiary of ours, entered into a Note Purchase Agreement pursuant to which it issued convertible notes to various lenders in aggregate principal amounts of $1.6 million on December 21, 2012 and $280,000 on February 11, 2013. Mr. Crocker and Crocker Ventures, LLC purchased an aggregate of $200,000 of the convertible notes issued on December 21, 2012. The convertible notes bear interest at 6% and will mature and convert, along with accrued interest, into Silver Creek Series A preferred stock on December 31, 2013. If at any time prior to maturity Silver Creek enters into a qualifying equity financing, defined as a sale or series of related sales of equity securities prior to the maturity date and resulting in at least $4.0 million of gross proceeds, the notes will automatically convert into that financing at a 25% discount.

  •
  Sanofi.  In September 2009, we entered into a license and collaboration agreement with Sanofi, a holder of more than 5% of our voting securities, for the development and commercialization of MM-121. Under this agreement, we granted Sanofi an exclusive, royalty-bearing, worldwide right and license to develop and commercialize MM-121 in exchange for payment by Sanofi of an upfront license fee of $60.0 million, up to $410.0 million in potential development and regulatory milestone payments, of which we have already received $25.0 million, up to $60.0 million in potential sales milestone payments and tiered, escalating royalties beginning in the sub-teen double digits based on net sales of MM-121 in the United States and beginning in the high single digits based on net sales of MM-121 outside the United States. We have the right, but not the obligation, to co-promote and commercialize MM-121 in the United States and to participate in the development of MM-121 through Phase 2 proof of concept trials, which we are currently conducting. If we co-promote MM-121 in the United States, we will be responsible for paying our sales force costs and a specified percentage of direct medical affairs, marketing and promotion costs for MM-121 in the United States and will be eligible to receive tiered, escalating royalties beginning in the high teens based on net sales of MM-121 in the United States. We are also entitled to an increase in the royalty rate if a diagnostic product is actually used with MM-121 in the treatment of solid tumor indications. Sanofi is responsible for all development and manufacturing costs for MM-121. Although Sanofi will ultimately be responsible for manufacturing MM-121 under the agreement, we are currently manufacturing MM-121 for use in ongoing clinical trials. Sanofi has assumed responsibility for all manufacturing of MM-121 for Phase 3 clinical trials. Sanofi reimburses us for internal time at a designated full-time equivalent rate per year and reimburses us for direct costs and services related to the development and manufacturing of MM-121. During 2012, we received $5 million in milestone payments and $44,263,683 in reimbursements from Sanofi.

    In addition, in June 2012, we entered into a right of review agreement with Sanofi pursuant to which, if we determine to enter into negotiations with a third party regarding any license, option, collaboration, joint venture or similar transaction involving any therapeutic or companion diagnostic product candidate in our pipeline, we will notify Sanofi of such opportunity. Following such notice, Sanofi will have a specified period of time to review the opportunity and determine whether to exercise an additional right to exclusively negotiate an agreement with us with respect to such opportunity for a specified period of time. In addition, in specified circumstances, if we subsequently propose to enter into any third party agreement, we must first offer the same terms and conditions to Sanofi. The right of review terminates on April 1, 2017.

Code of Business Conduct and Ethics

        Our board of directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of business conduct and ethics is posted on the Investor Relations section of our website, which is located at investors.merrimackpharma.com. In addition, we intend to post on our website all disclosures that are required by law or the NASDAQ Marketplace Rules concerning any amendments to, or waivers from, any provision of our code of business conduct and ethics.

EXECUTIVE COMPENSATION

Executive Officers

        Our executive officers, their current positions and their ages as of April 1, 2013 are set forth below:

Name	Age	Position(s)
Robert J. Mulroy	48	President, Chief Executive Officer and Director
Fazal R. Khan, Ph.D.	63	Senior Vice President of Manufacturing
William M. McClements	49	Senior Vice President of Corporate Operations
Ulrik B. Nielsen, Ph.D.	41	Senior Vice President and Chief Scientific Officer
Clet M. Niyikiza, Ph.D.	54	Executive Vice President of Development
Edward J. Stewart	42	Senior Vice President and President, Merrimack Healthcare Solutions
William A. Sullivan	42	Chief Financial Officer and Treasurer

        In addition to Mr. Mulroy, whose biography is set forth above, the biographies of our executive officers are as follows:

        Fazal R. Khan, Ph.D. has served as our Senior Vice President of Manufacturing since April 2006. Prior to joining us, Dr. Khan served as Vice President of Manufacturing for Cellective Therapeutics, Inc., Vice President of Manufacturing Operations at Human Genome Sciences and Director of Biopharmaceuticals Development and Manufacturing at Hoffmann-LaRoche, Inc. Dr. Khan holds a Ph.D. and an M.S. in biochemistry and a B.S. from Aligarh University in India.

        William M. McClements has served as our Senior Vice President of Corporate Operations since September 2011. Previously, Mr. McClements served as Chief Human Resources Officer of Integreon Managed Solutions, Inc., a global research and business services company, from May 2010 to September 2011. Prior to that, Mr. McClements served as Chief Operating Officer and a partner at Monitor Group, a global strategic advisory firm, where he worked from 1987 to May 2010. From September 2009 to March 2010, Mr. McClements also served as Acting President of Be the Change Inc., a non-profit focused on creating national issue-based campaigns. Mr. McClements holds an M.B.A. from Harvard Business School and a B.A. from Williams College.

        Ulrik B. Nielsen, Ph.D. has served as our Senior Vice President and Chief Scientific Officer since March 2009. Dr. Nielsen has also served as Chief Executive Officer and as a member of the board of directors of Silver Creek Pharmaceuticals, Inc. since July 2010. Dr. Nielsen was one of our co-founders and has been leading our research and drug discovery since March 2002, first as our Director of Research from March 2002 to December 2004 and then as our Vice President of Research from January 2005 to February 2009. Prior to joining us, Dr. Nielsen was a post-doctoral fellow at MIT, where he researched the interface among biology, engineering and computational biology. Dr. Nielsen holds a Ph.D. in molecular biology and an M.S. in biochemistry from the University of Copenhagen.

        Clet M. Niyikiza, Ph.D. has served as our Executive Vice President of Development since February 2010. Dr. Niyikiza served as our Senior Vice President of Product Development from July 2009 to February 2010. Previously, Dr. Niyikiza served as Vice President and Medicine Development Leader at GlaxoSmithKline, overseeing product development and global anti-cancer medicine development strategy, from 2005 to July 2009. Prior to that, Dr. Niyikiza held multiple high level positions at Eli Lilly and Company, where he ultimately led the oncology translational and applied genomics research division. Dr. Niyikiza holds a Ph.D. in mathematical sciences and an M.A. in mathematics from Indiana University.

        Edward J. Stewart has served as our Senior Vice President and President, Merrimack Healthcare Solutions since December 2011. Mr. Stewart served as our Director of Business Development from August 2001 to July 2006, as our Senior Director of Business Development from August 2006 to

July 2007, as our Vice President of Business Development from July 2007 to March 2009 and as our Senior Vice President of Business Development from March 2009 to December 2011. Mr. Stewart began his career at KPMG Peat Marwick LLP in the life sciences strategy consulting group. Mr. Stewart holds an M.B.A. from the Johnson Graduate School of Management at Cornell University and a B.S. from Bates College.

        William A. Sullivan has served as our Chief Financial Officer since May 2011 and our Treasurer since February 2010. Mr. Sullivan served as our Controller from November 2007 to February 2010 and our Vice President of Finance from February 2010 to May 2011. Previously, Mr. Sullivan served as Corporate Controller of Vette Corp., a thermal management solutions company, from October 2004 to November 2007. Mr. Sullivan began his career at Arthur Andersen LLP, where he obtained his certified public accountant license. Mr. Sullivan holds an M.B.A. and an M.S. in accounting from Northeastern University's Graduate School of Professional Accounting and a B.A. from Williams College.

        Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

Compensation Discussion and Analysis

Overview

        This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers and the most important factors relevant to an analysis of these policies and decisions. This section also describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers for 2012. Our "named executive officers" for 2012 are Robert J. Mulroy, our President and Chief Executive Officer, William A. Sullivan, our Chief Financial Officer and Treasurer, and our three other most highly compensated executive officers, William M. McClements, our Senior Vice President of Corporate Operations, Ulrik B. Nielsen, our Senior Vice President and Chief Scientific Officer, and Edward J. Stewart, our Senior Vice President and President, Merrimack Healthcare Solutions. In addition, this section provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and is intended to place in perspective the data presented in the tables and narrative that follow.

        Our organization and compensation committee oversees our policies governing the compensation of our executive officers. In this role, the organization and compensation committee reviews and approves all compensation decisions relating to our named executive officers. Our organization and compensation committee consists of three members of our board of directors, all of whom have extensive experience in our industry and each of whom is an independent director. Our organization and compensation committee uses its judgment and experience and has historically considered the recommendations of our President and Chief Executive Officer when determining the amount and appropriate mix of compensation for each of our executive officers. Specifically, our President and Chief Executive Officer provides input and recommendations, via an annual review of executive performance and otherwise, regarding salary adjustments, the corporate and individual goals used to determine annual performance-based cash bonuses and appropriate equity incentive compensation levels. Historically, our President and Chief Executive Officer has provided input to the organization and compensation committee on his own compensation, but has not had any control over setting the amount or mix of his compensation and is not present when the organization and compensation committee discusses his compensation.

        The organization and compensation committee periodically evaluates the need for revisions to our executive compensation program to ensure our program is competitive with the companies with which we compete for executive talent.

Objectives and Philosophy of Our Executive Compensation Program

        The primary objectives of the organization and compensation committee with respect to executive compensation are to:

  •
  attract, retain and motivate experienced and talented executives;

  •
  ensure executive compensation is aligned with our corporate strategies, research and development programs and business goals;

  •
  recognize the individual contributions of executives, but foster a shared commitment among executives by aligning their individual goals with our corporate goals;

  •
  promote the achievement of key strategic, development and operational performance measures by linking compensation to the achievement of measurable corporate and individual performance goals; and

  •
  align the interests of our executives with our stockholders by rewarding performance that leads to the creation of stockholder value.

        To achieve these objectives, the organization and compensation committee evaluates our executive compensation program with the goal of setting compensation at levels that are justifiable based on each executive's level of experience, performance and responsibility and that the committee believes are competitive with those of other companies in our industry and our region that compete with us for executive talent. In addition, our executive compensation program ties a portion of each executive's overall compensation to the achievement of key corporate and individual goals. We provide a portion of our executive compensation in the form of stock options that vest over time, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of Merrimack as reflected in the appreciation of our stock price.

Use of compensation consultants and market benchmarking

        In designing our executive compensation program, our organization and compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Historically, our organization and compensation committee has also retained the services of Mercer, an independent compensation consultant, to provide it with additional comparative data on executive compensation practices in our industry and to advise it on our executive compensation program generally. Although the organization and compensation committee considers Mercer's advice and recommendations about our executive compensation program, the organization and compensation committee ultimately makes its own decisions about these matters. None of the organization and compensation committee members and none of our executive officers or directors have any relationship with Mercer or the individual consultants employed by Mercer. Mercer has not provided any other services to Merrimack other than compensation consulting services to the organization and compensation committee. The organization and compensation committee has determined that no conflicts of interest exist between Merrimack and Mercer.

        In March 2012, Mercer provided our organization and compensation committee with comparative data showing where our total compensation and each element of our compensation rated among (1) both public and private companies in the biotechnology/pharmaceutical industry generally, according to compensation data from the 2011 Radford Global Life Sciences Survey, and (2) an updated peer group of publicly traded companies in the biotechnology/pharmaceutical industry at a stage of development, market capitalization or size comparable to ours with which the organization and compensation committee believes we compete against for executive talent. The companies included in this peer group in 2012 were Achillion Pharmaceuticals, Inc., Acorda Therapeutics, Inc., Ariad Pharmaceuticals, Inc., Aveo Pharmaceuticals, Inc., Exelexis, Inc., ImmunoGen, Inc., Ironwood Pharmaceuticals, Inc., Micromet, Inc., NPS Pharmaceuticals, Inc., Pharmasset, Inc., Rigel Pharmaceuticals, Inc., Seattle Genetics, Inc. and Targacept, Inc.

        This peer group is subject to further change, and we expect that our organization and compensation committee will continue to periodically review and update the list. The changes made to the peer group between 2011 and 2012 consist of:

  •
  the removal of Allos Therapeutics, Inc., which was acquired in 2012;

  •
  the removal of Osiris Therapeutics, Inc., which our organization and compensation committee no longer deemed a competitor for executive talent because it focuses on stem cell therapeutics; and

  •
  the addition of ImmunoGen, Inc. and NPS Pharmaceuticals, Inc., which our organization and compensation committee deemed to have market capitalizations and pipelines similar to ours.

        The peer groups are used for purposes of gathering data to compare against our existing executive compensation practices and for guiding future compensation decisions. Our compensation consultant also makes suggestions for changes to our executive compensation practices based on the data they provide to us as well as compensation trends in our industry. However, although the organization and compensation committee may consider peer group and other industry compensation data and the recommendations of our compensation consultant when making decisions related to executive compensation, to date, it has not made and does not intend to make adjustments to overall executive compensation or any element thereof solely or primarily either to target a specified threshold level of compensation or market benchmark within the peer group, our larger industry or some other group of comparable companies or to act on the recommendations of our compensation consultant.

Annual compensation review process

        After the end of each calendar year, we evaluate each executive's performance for the completed year. Our President and Chief Executive Officer, with respect to each executive other than himself, prepares a written evaluation based on his evaluation of the executive and input from others within Merrimack. Our President and Chief Executive Officer also prepares his own self-assessment. This process leads to a recommendation by our President and Chief Executive Officer to the organization and compensation committee with respect to each executive officer, including himself, as to:

  •
  the achievement of stated corporate and individual performance goals;

  •
  the level of contributions made to the general management and guidance of Merrimack;

  •
  the need for salary increases;

  •
  the amount of bonuses to be paid; and

  •
  whether or not stock option awards should be made.

        These recommendations are reviewed by the organization and compensation committee and taken into account when it makes a final determination on all such matters.

Components of Our Executive Compensation Program

        The primary elements of our executive compensation program are:

  •
  base salary;

  •
  annual performance-based cash bonuses;

  •
  equity incentive awards;

  •
  broad-based health and welfare benefits; and

  •
  severance and change in control benefits.

        We do not have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. Instead, our organization and compensation committee, after reviewing information provided by our compensation consultant and other relevant data, determines subjectively what it believes to be the appropriate level and mix of the various compensation components. We generally strive to provide our named executive officers with a balance of short-term and long-term incentives to encourage consistently strong performance. Ultimately, the objective in allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for Merrimack and our stockholders. Therefore, we provide cash compensation in the form of base salary to meet competitive salary norms and reward good performance on an annual basis and in the form of bonus compensation to incent and reward superior performance based on specific annual goals. To further focus our executives on longer-term performance and the creation of stockholder value, we rely upon equity-based awards that vest over a meaningful period of time. In addition, we provide our executives with benefits that are generally available to our salaried employees, including medical, dental, group life insurance, accidental death, dismemberment insurance, long and short term disability insurance, medical and dependent care flexible spending accounts, personal welfare reimbursement stipends and matching contributions in our 401(k) plan. Finally, we offer our executives severance benefits to incentivize them to continue to strive to achieve stockholder value in connection with change in control situations.

Base salary

        We use base salaries to recognize the experience, skills, knowledge and responsibilities of our employees, including our executive officers. Base salaries for our named executive officers typically are established through arm's length negotiation at the time the executive is hired, taking into account the position for which the executive is being considered and the executive's qualifications, prior experience and prior salary. None of our executive officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. However, on an annual basis, our organization and compensation committee reviews and evaluates, with input from our President and Chief Executive Officer, the need for adjustment of the base salaries of our executives based on changes and expected changes in the scope of an executive's responsibilities, including promotions, the individual contributions made by and performance of the executive during the prior fiscal year, the executive's performance over a period of years, overall labor market conditions, the relative ease or difficulty of replacing the executive with a well-qualified person, our overall growth and development as a company and general salary trends in our industry and among our peer group and where the executive's salary falls in the salary range presented by that data. In making decisions regarding salary increases, we may also draw upon the experience of members of our board of directors with other companies. No formulaic base salary increases are provided to our named executive officers, and we do not target the base salaries of our named executive officers at a specified compensation level within our peer group or other market benchmark.

        The following table sets forth the annual base salary for 2011 and 2012 for our named executive officers, as adjusted by our organization and compensation committee:

Name	2011 Base Salary(1)	2012 Base Salary(2)
Robert J. Mulroy	$457,330	$495,000
President and Chief Executive Officer
William A. Sullivan	$247,200	$272,000
Chief Financial Officer and Treasurer
William M. McClements	$295,000	$335,000
Senior Vice President of Corporate Operations
Ulrik B. Nielsen	$302,940	$348,381
Senior Vice President and Chief Scientific Officer
Edward J. Stewart	$268,376	$295,214
Senior Vice President and President, Merrimack Healthcare Solutions

(1)
Amount reflects adjustment made by our organization and compensation committee effective April 1, 2011 (other than Mr. McClements, who joined Merrimack in September 2011).

(2)
Amount reflects adjustment made by our organization and compensation committee effective April 8, 2012.

        For 2012, the organization and compensation committee determined to adjust the base salaries of each of our named executive officers based on their overall performance in 2011, their increased level of experience, their increased responsibility upon Merrimack becoming a public company and to ensure that their salaries remained competitive with those of similarly situated executives in our peer group.

        We expect that, in the first half of 2013, the organization and compensation committee will evaluate whether to adjust the base salaries of each named executive officer for 2013.

Annual performance-based cash bonuses

        We have designed our annual performance-based cash bonus program to emphasize pay-for-performance and to reward our named executive officers for (1) the achievement of specified annual corporate objectives, (2) the achievement of specified annual individual performance objectives and (3) the support of the overall management of Merrimack and the creation of long-term value for Merrimack's stockholders, which we refer to as the general management contribution. Each executive officer is eligible to receive an annual performance-based cash bonus, which we refer to as an annual cash bonus, in an amount up to a fixed percentage of his base salary, or bonus percentage. Each of the foregoing three elements is weighted equally in determining the percentage of the annual cash bonus that the executive will receive.

        The annual corporate objectives component of the annual cash bonus focuses on the achievement of specific research, clinical, regulatory, operational and financial milestones, with a focus on the advancement of our product candidates in preclinical and clinical development, the pursuit of various internal initiatives and ensuring the adequate funding of Merrimack. The corporate objectives are proposed by senior management each year in our annual operating plan that is reviewed and approved by our board of directors at its regularly scheduled meeting in the fourth quarter of our fiscal year, with such modifications as the board deems appropriate. The annual individual performance objectives component of the annual cash bonus focuses on contributions made by each individual executive officer within their respective areas of responsibility that facilitate the achievement of our corporate objectives. Each executive officer, including our President and Chief Executive Officer, proposes his own annual individual objectives prior to the start of our fiscal year relating to building our long-term capabilities, which are then reviewed and approved by the organization and compensation committee, with such modifications as the committee deems appropriate. Achievement of the corporate and individual objectives is measured on a successful/unsuccessful basis and proportionate achievement of a particular goal is not taken into account. Our organization and compensation committee has the authority to shift both corporate and individual goals to subsequent fiscal years and eliminate them from the current year's bonus calculation if it determines that circumstances that were beyond the control of the executive were the primary cause of a goal being unattainable. The corporate and individual objectives established by our board of directors and the organization and compensation committee are designed to require significant effort and operational success on the part of our executives and Merrimack, but also to be achievable with hard work and dedication.

        The general management contribution of each executive officer, including our President and Chief Executive Officer, is evaluated retrospectively by our President and Chief Executive Officer, who reports his findings to the organization and compensation committee. Historically, each executive officer has been evaluated on his contributions to the following areas:

  •
  the improvement of processes and efficiency;

  •
  the development of human and scientific capacity; and

  •
  the development and management of stakeholders, including partners, collaborators, investigators, stockholders and licensees.

        Each executive officer's contributions are evaluated on a scale of 0 to 3, with 0 meaning that the executive officer made no contribution, 1 meaning that the executive officer's contributions were below expectations, 2 meaning that the executive officer's contributions met expectations and 3 meaning that the executive officer's contributions exceeded expectations. The executive officer's scores in each of the categories for the particular year are totaled and the ratio of the executive officer's score to the maximum number of points that the executive officer could have earned across all categories is used to determine what portion of this element of the annual cash bonus that the executive officer will earn. The organization and compensation committee reviews and has the authority to approve the evaluation prepared by our President and Chief Executive Officer or to adjust it in a manner that it sees fit. While this element of the annual cash bonus is inherently subjective in nature, we believe that it is important to recognize the contributions made by our executive officers that do not appear in the operating plan, via objective individual goals or on our financial statements. These contributions may have an impact beyond the current fiscal year, and we believe that giving a partial weighting in the annual cash bonus calculation to these intangible contributions made by an executive officer is appropriate in light of our long-term goal of developing a motivated workforce and creating stockholder value.

        The bonus percentages for each executive officer are set by the organization and compensation committee. The bonus percentages that are proposed by our organization and compensation committee are derived from peer group data that is adjusted to match the level of qualification and experience of the executive candidate, but are guided by our overarching "team-based" philosophy. Our organization and compensation committee believes that our executive officers should function as a team and that one way to foster a collaborative, team-based environment is to provide for each executive officer to have a similar bonus percentage.

        Our organization and compensation committee has authority to, in its sole discretion, adjust the bonus percentage each year in connection with its review of the executive officer's performance and has authority to allow an executive officer to receive a bonus payment in excess of his or her annual cash bonus for exceptional performance. Further, our organization and compensation committee reviews the assessment of each executive officer's performance conducted by the organization and compensation committee with respect to the annual cash bonus and retains the authority, in its sole discretion, to modify the amount of the annual cash bonus above or below the amount recommended by the organization and compensation committee.

  2012 bonuses

        For 2012, Mr. Mulroy is eligible to receive an annual cash bonus of up to 50% of his 2012 base salary, as adjusted by our organization and compensation committee effective April 8, 2012, and each of Mr. Sullivan, Mr. McClements, Dr. Nielsen and Mr. Stewart are eligible to receive annual cash bonuses of up to 40% of their respective 2012 base salaries, as adjusted by our organization and compensation committee effective April 8, 2012. The bonus percentages for our named executive officers for 2012 are the same as in 2011.

        For 2012, the annual corporate objectives, which account for one-third of the annual cash bonus for each of our named executive officers, were as follows:

  •
  ensure execution of our clinical trials;

  •
  advance our diagnostic strategy across all of our clinical programs;

  •
  advance our preclinical and clinical pipeline;

  •
  advance Network Biology; and

  •
  prepare for commercialization in the United States and European Union.

        For 2012, the individual goals for each of our named executive officers account for one-third of their annual cash bonus. The individual goals for our named executive officers are primarily related to the corporate goals for which they are most responsible and, to a lesser extent, individual development goals or department specific goals.

        Mr. Mulroy's individual objectives for 2012 related to completing our initial public offering, ensuring smooth functioning and reporting as a public company, enabling a new internal corporate structure, advancing our clinical trial and diagnostic capabilities and meeting our funding needs through financings and business development.

        Mr. Sullivan's individual objectives for 2012 related to completing our initial public offering, transitioning Merrimack to operating as a public company, implementation of Sarbanes-Oxley requirements, preparing our operating plan for 2013 and supporting Silver Creek and any future subsidiaries.

        Mr. McClements's individual objectives for 2012 related to supporting the development of internal late-stage development and commercial organizations, developing human resources, facilities and information technology infrastructures to support growth and creating a leadership development program.

        Dr. Nielsen's individual objectives for 2012 related to advancing our preclinical and early stage clinical product candidates, including MM-111, MM-302, MM-151 and MM-141.

        Mr. Stewart's individual objectives for 2012 related to forming a commercial organization, conducting market research, developing a marketing strategy and developing relationships with key stakeholders.

        We expect that, in the first half of 2013, the organization and compensation committee will evaluate the achievement of the 2012 corporate objectives, the achievement of the 2012 individual performance objectives and the general management contribution of each named executive officer for purposes of determining actual bonus amounts for our executive officers for 2012.

        The following table sets forth each named executive officer's annual cash bonus eligibility (both as a percentage of 2012 base salary and in actual dollars). As disclosed above, notwithstanding the annual cash bonus assessment performed by the organization and compensation committee for each executive officer, our organization and compensation committee retains full discretion to adjust each executive officer's annual cash bonus beyond the amount calculated.

Name	2012 Base Salary(1)	Annual Bonus Percentage Range	Target Cash Bonus
Robert J. Mulroy	$495,000	0 - 50%	$247,500
William A. Sullivan	$272,000	0 - 40%	$108,800
William M. McClements	$335,000	0 - 40%	$134,000
Ulrik B. Nielsen	$348,381	0 - 40%	$139,352
Edward J. Stewart	$295,214	0 - 40%	$118,086

(1)
Amount reflects adjustment made by our organization and compensation committee effective April 8, 2012.

Equity incentive awards

        Our equity award program is the primary vehicle for offering long-term incentives to our executives. While we do not currently have any equity ownership guidelines for our executives, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. Because our executives profit from stock options only if our stock price increases relative to the stock option's exercise price, we believe that stock options provide meaningful incentives to our executives to achieve increases in the value of our stock over time. In addition, the vesting feature of our equity grants contributes to executive retention by providing an incentive to our executives to remain employed by us during the vesting period. During 2012, all stock options were granted pursuant to our 2011 Stock Incentive Plan. Under our 2011 Stock Incentive Plan, our employees and executive officers are eligible to receive grants of stock options, restricted stock, restricted stock units, stock appreciation rights and other stock-based equity awards at the discretion of our organization and compensation committee.

        We use stock options to compensate our named executive officers both in the form of initial grants in connection with the commencement of employment and generally on an annual basis thereafter. Our organization and compensation committee may also make additional discretionary grants, typically in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management. Typically, the stock options we grant to our executive officers vest quarterly over a three year period. Vesting and exercise rights cease shortly after termination of employment, except in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights or the right to receive dividends or dividend equivalents.

        The exercise price of all stock options granted since the closing of our initial public offering is equal to the fair market value of shares of our common stock on the date of grant, which generally is determined by reference to the closing market price of our common stock on the date of grant. It is our intention to grant equity awards annually.

        In determining the size of the annual stock option grants to our named executive officers, our organization and compensation committee considers recommendations developed by our compensation consultant, including information regarding comparative stock ownership of and equity grants received by the executives in our peer group and our industry. In addition, our organization and compensation committee considers our corporate performance, the potential for enhancing the creation of value for our stockholders, the amount of equity previously awarded to the executives and the vesting of such awards.

  2012 grants

        In June 2012, our organization and compensation committee granted an option to purchase 10,000 shares of our common stock to Mr. Sullivan based on the completion of our initial public offering. This option vests quarterly over a three year period and has an exercise price of $6.80, the closing market price of our common stock on the date of grant.

        In August 2012, as part of our annual grant process, our organization and compensation committee granted options to purchase shares of our common stock to our named executive officers, as set forth in the table below. Each of these options vests quarterly over a three year period and has an exercise price of $7.53, the closing market price of our common stock on the date of grant.

Name	Number of Shares Underling Stock Option Grant
Robert J. Mulroy	750,000
William A. Sullivan	100,000
William M. McClements	150,000
Ulrik B. Nielsen	350,000
Edward J. Stewart	125,000

        In granting these annual options, our organization and compensation committee considered, among other things, the value of annual grants as a percentage of base salary received by executives in our peer group and our industry, or the peer analysis. Based on the recommendation of our President and Chief Executive Officer, our organization and compensation committee determined that it would be appropriate to target these options at approximately the 25th percentile of the peer analysis for named executive officers that met expectations during 2012 and at approximately the 50th percentile of the peer analysis for named executive officers that exceeded expectations during 2012. Our organization and compensation committee determined that each of our named executive officers exceeded expectations during 2012.

        In addition, our organization and compensation committee decided to increase the size of the option grants to Mr. Mulroy, Dr. Nielsen and Mr. Stewart based on the following superior contributions:

  •
  for Mr. Mulroy, his success leading Merrimack through the initial public offering, launching a Phase 3 clinical trial and beginning clinical trials of two additional product candidates;

  •
  for Dr. Nielsen, his assumption of greater internal management responsibilities and his service as President and Chief Executive Officer of Silver Creek on top of those responsibilities; and

  •
  for Mr. Stewart, his leadership of Merrimack Healthcare Solutions while also still overseeing our business development function.

        In addition, our organization and compensation committee decided to increase the size of the option grant to Mr. McClements in order to increase his overall equity ownership following his joining Merrimack in September 2011.

Benefits and other compensation

        We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We maintain broad-based benefits that are provided to all employees, including medical insurance, dental insurance, vision insurance, group life insurance, accidental death and dismemberment insurance, long and short term disability insurance, medical and dependent care flexible spending accounts, work welfare stipends and matching contributions in our 401(k) plan. All of our executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. Under our 401(k) plan, we are permitted to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. Currently, we generally match 50% of employee contributions up to a maximum contribution by us of 3% of the employee's deferrable income, subject to employer match limitations by the Internal Revenue Service. The match vests at 25% per year over four years. We also provide each employee, including our executive officers, with an annual $1,250 work welfare stipend that can be used to pay for services such as personal professional development, public transportation passes, gym memberships and medical insurance co-pays. Our executive officers are also entitled to supplemental long-term disability insurance coverage that is not available to our other employees. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our named executive officers. The organization and compensation committee in its discretion may revise, amend or add to the named executive officer's benefits and perquisites if it deems it advisable.

        In particular circumstances, we sometimes award cash signing bonuses when executive officers first join us. Such cash signing bonuses typically must be repaid in full if the executive officer voluntarily terminates employment with us prior to the first anniversary of the date of hire. Whether a signing bonus is paid and the amount of the bonus is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses or to create additional incentive for an executive to join Merrimack in a position where there is high market demand.

Severance and change in control benefits

        Pursuant to employment agreements we have entered into with our executive officers, our executive officers are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of Merrimack. Please refer to "—Employment Agreements" for a more detailed discussion of these benefits. We have provided estimates of the value of the severance payments made and other benefits provided to executive officers under various termination circumstances, under the caption "—Potential Payments Upon Termination or Change in Control" below.

        We believe that providing these benefits helps us compete for executive talent. After reviewing the practices of companies represented in the compensation peer group, we believe that our severance and change in control benefits are generally in line with severance packages offered to executives of the companies in our peer group.

        We have structured our change in control benefits as "double trigger" benefits. In other words, the change in control does not itself trigger benefits. Rather, benefits are paid only if the employment of the executive officer is terminated during a specified period after the change in control. We believe that a "double trigger" benefit maximizes stockholder value because it prevents an unintended windfall to executive officers in the event of a friendly change in control, while still providing them appropriate incentives to cooperate in negotiating any change in control in which they believe they may lose their jobs.

 Organization and Compensation Committee Report

        The organization and compensation committee of the board of directors of Merrimack Pharmaceuticals, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Merrimack's management. Based on such review and discussions, the organization and compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into Merrimack's Annual Report on Form 10-K for the year ended December 31, 2012.

        By the organization and compensation committee of the board of directors of Merrimack Pharmaceuticals, Inc.

Gordon J. Fehr John Mendelsohn, M.D. Anthony J. Sinskey, Sc.D.

Risk Considerations in Our Compensation Program

        Our organization and compensation committee has reviewed and evaluated the philosophy and standards on which our compensation plans have been developed and implemented across Merrimack. It is our belief that our compensation programs do not encourage inappropriate actions or risk taking by our executive officers. We do not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on Merrimack. In addition, we do not believe that the mix and design of the components of our executive compensation program encourage management to assume excessive risks. We believe that our current business process and planning cycle fosters the behaviors and controls that would mitigate the potential for adverse risk caused by the action of our executives.

        We believe that our current business process and planning cycle fosters the following behaviors and controls that mitigate the potential for adverse risk caused by the action of our executives:

  •
  annual establishment of corporate and individual objectives for our performance-based cash bonus programs for our executive officers that are consistent with our annual operating and strategic plans, that are designed to achieve the proper risk/reward balance, and that should not require excessive risk taking to achieve;

  •
  the mix between fixed and variable, annual and long-term and cash and equity compensation are designed to encourage strategies and actions that balance our short-term and long-term best interests; and

  •
  stock option awards vest over a period of time, which we believe encourages executives to take a long-term view of our business.

Limits on Hedging and Pledging

        As part of our insider trading policy, all employees, including executive officers, and members of our board of directors are prohibited from engaging in certain types of hedging transactions involving our securities, specifically short sales, including short sales "against the box," and purchases or sales of puts, calls or other derivative securities. Our insider trading policy also prohibits certain types of pledges of our securities by all employees, including executive officers, and members of our board of directors, specifically purchases of our securities on margin, borrowing against our securities held in a margin account or pledging our securities as collateral for a loan, with an exception for pledges of our securities as collateral for a loan only after certain prerequisites are met and only with the pre-approval of our Chief Financial Officer or General Counsel.

Tax and Accounting Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our Chief Executive Officer and our three other most highly paid executive officers (other than our Chief Financial Officer). Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We intend to periodically review the potential consequences of Section 162(m), and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation will remain tax deductible to us. However, the organization and compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and are in the best interests of our stockholders.

        We account for equity compensation paid to our employees in accordance with FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718, which requires us to measure and recognize compensation expense in our financial statements for all stock-based payments based on an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is accrued.

Summary Compensation Table

        The following table sets forth the total compensation awarded to, earned by or paid to our named executive officers during 2010, 2011 and 2012.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Robert J. Mulroy(4)	2012	465,820	3,322,500	—	12,522	3,800,842
President and Chief Executive	2011	451,886	181,000	137,199	12,913	782,998
Officer	2010	432,253	—	217,776	12,892	662,921
William A. Sullivan	2012	254,862	485,200	—	8,279	748,341
Chief Financial Officer and	2011	245,400	181,000	79,104	9,282	514,786
Treasurer	2010	205,485	260,714	76,800	5,496	548,495
William M. McClements(5)	2012	311,346	664,500	—	10,476	986,322
Senior Vice President of Corporate Operations
Ulrik B. Nielsen	2012	322,748	1,550,500	—	12,620	1,885,868
Senior Vice President and	2011	299,334	362,000	96,941	9,287	767,562
Chief Scientific Officer	2010	287,370	334,125	105,596	8,985	736,076
Edward J. Stewart	2012	276,634	553,750	—	9,477	839,861
Senior Vice President and	2011	265,181	362,000	85,880	8,376	721,437
President, Merrimack Healthcare Solutions	2010	254,582	168,680	93,548	8,440	525,250

(1)
The amounts in the "Option Awards" column reflect the aggregate grant date fair value of stock options granted during the year computed in accordance with the provisions of ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions (which in our case were none). The assumptions that we used to calculate these amounts are discussed in Note 17 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)
The amounts in the "Non-Equity Incentive Plan Compensation" column represent awards to our named executive officers under our annual cash bonus program. Annual bonus compensation for 2012 will be determined and paid in 2013, at which time we will disclose such amounts in a filing under Item 5.02(f) of Form 8-K.

(3)
Amounts represent the value of perquisites and other personal benefits, which are further detailed below for 2012.

Name	401(k) Match ($)	Group Life and Disability Insurance Premium ($)	Stipend ($)(a)	Total ($)
Robert J. Mulroy	3,697	8,825	—	12,522
William A. Sullivan	7,500	779	—	8,279
William M. McClements	5,484	4,692	300	10,476
Ulrik B. Nielsen	7,500	5,120	—	12,620
Edward J. Stewart	5,233	4,244	—	9,477

(a)
Represents the value of the work welfare stipend provided to the named executive officer, as described in "—Compensation Discussion and Analysis—Components of Our Executive Compensation Program—Benefits and other compensation."
(4)
Mr. Mulroy is also a member of our board of directors, but does not receive any additional compensation in his capacity as a director.

(5)
Mr. McClements joined Merrimack in September 2011 and was not a named executive officer for 2011.

 Grants of Plan-Based Awards Table

        The following table sets forth information regarding grants of plan-based awards to our named executive officers during 2012.

					All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
						Exercise or Base Price of Option Awards ($/share)(2)	Grant Date Fair Value of Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)
Robert J. Mulroy	8/23/2012	—	—	—	750,000	7.53	3,322,500
	9/11/2012	—	247,500	—	—	—	—
William A. Sullivan	6/13/2012	—	—	—	10,000	6.80	42,200
	8/23/2012	—	—	—	100,000	7.53	443,000
	9/11/2012	—	108,800	—	—	—	—
William M. McClements	8/23/2012	—	—	—	150,000	7.53	664,500
	9/11/2012	—	134,000	—	—	—	—
Ulrik B. Nielsen	8/23/2012	—	—	—	350,000	7.53	1,550,500
	9/11/2012	—	139,352	—	—	—	—
Edward J. Stewart	8/23/2012	—	—	—	125,000	7.53	553,750
	9/11/2012	—	118,086	—	—	—	—

(1)
The target amounts in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column represent the amount determined by our organization and compensation committee as the target annual cash bonus payable to each named executive officer for 2012. On September 11, 2012, our organization and compensation committee established the annual cash bonus targets for 2012 for each named executive officer as a percentage of 2012 base salary, as adjusted by the organization and compensation committee effective April 8, 2012.

(2)
The exercise price per share of each option award is equal to the closing market price of our common stock on the date of grant.

(3)
The amounts in the "Grant Date Fair Value of Option Awards" column reflect the grant date fair value of option awards granted in 2012 calculated in accordance with ASC 718.

Outstanding Equity Awards at Year End

        The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2012.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/share)	Option Expiration Date
Robert J. Mulroy	50,000	—		2.19	5/8/2013
	158,048	—		1.25	8/30/2014
	141,952	—		1.25	8/30/2014
	25,837	—		1.25	8/2/2015
	224,163	—		1.25	8/2/2015
	43,247	—		1.71	8/3/2015
	456,753	—		1.71	8/3/2015
	52,985	—		2.47	1/23/2017
	97,015	—		2.47	1/23/2017
	26,689	—		2.59	10/4/2017
	248,311	—		2.59	10/4/2017
	775,000	—		2.12	11/4/2019
	25,000	25,000	(1)	5.54	5/2/2021
	62,497	687,503	(2)	7.53	8/22/2022
William A. Sullivan	75,000	—		2.12	12/4/2017
	16,500	—		2.12	5/4/2018
	35,000	—		1.81	9/21/2018
	60,000	—		2.12	11/4/2019
	112,500	37,500	(3)	2.69	12/21/2020
	25,000	25,000	(1)	5.54	5/2/2021
	1,666	8,334	(4)	6.80	6/12/2022
	8,333	91,667	(2)	7.53	8/22/2022
William M. McClements	62,500	87,500	(5)	6.78	11/1/2021
	12,499	137,501	(2)	7.53	8/22/2022
Ulrik B. Nielsen	10,483	—		2.19	5/8/2013
	150,000	—		1.25	8/30/2014
	82,977	—		1.71	8/3/2015
	17,023	—		1.71	8/3/2015
	48,175	—		2.47	10/3/2016
	26,825	—		2.47	10/3/2016
	53,378	—		2.59	10/4/2017
	146,622	—		2.59	10/4/2017
	250,000	—		1.81	9/21/2018
	180,000	—		2.12	11/4/2019
	91,666	8,334	(6)	2.12	1/31/2020
	45,000	15,000	(3)	2.69	10/14/2020
	37,499	12,501	(3)	2.69	12/21/2020
	50,000	50,000	(1)	5.54	5/2/2021
	29,165	320,835	(2)	7.53	8/22/2022

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/share)	Option Expiration Date
Edward J. Stewart	5,000	—		2.19	5/8/2013
	40,000	—		1.25	8/30/2014
	30,000	—		1.71	8/3/2015
	30,000	—		2.47	8/1/2016
	50,000	—		2.59	10/4/2017
	100,000	—		1.81	9/21/2018
	200,000	—		2.12	11/4/2019
	50,000	—		2.69	10/14/2020
	37,499	12,501	(3)	2.69	12/21/2020
	50,000	50,000	(1)	5.54	5/2/2021
	10,416	114,584	(2)	7.53	8/22/2022

(1)
The unvested shares under this option are scheduled to vest in approximately equal quarterly installments through May 1, 2014.

(2)
The unvested shares under this option are scheduled to vest in approximately equal quarterly installments through August 23, 2015.

(3)
The unvested shares under this option are scheduled to vest in approximately equal quarterly installments through July 1, 2013.

(4)
The unvested shares under this option are scheduled to vest in approximately equal quarterly installments through June 13, 2015.

(5)
The unvested shares under this option are scheduled to vest in approximately equal quarterly installments through September 19, 2014.

(6)
The shares under this option were fully vested as of January 1, 2013.

Option Exercises and Stock Vested Table

        The following table sets forth information regarding stock options exercised by our named executive officers during 2012.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Robert J. Mulroy	75,000	387,000
Ulrik B. Nielsen	4,368	23,631
Edward J. Stewart	16,385	83,072

        In 2012, none of our named executive officers held any restricted stock that was subject to vesting.

Employment Agreements

        In August and September 2011, we entered into amended and restated employment agreements with each of our executive officers. Each of these agreements provides for an employment term through December 31, 2012, and each agreement renews automatically thereafter for successive one year terms, unless either we or the executive officer gives notice of non-renewal.

        These employment agreements prohibit our executive officers, during the term of employment and any severance period and for a period of one year thereafter, from competing with us and soliciting or hiring our employees. Our executive officers also are bound by the terms of separate non-competition, non-solicitation, non-disclosure and developments agreements.

        Pursuant to the terms of these employment agreements, our named executive officers currently receive the following base salaries, which have been adjusted by our organization and compensation committee since our named executive officers originally entered into the employment agreements, and are eligible for the following bonus percentages.

Name	2012 Base Salary(1)	Bonus Percentage
Robert J. Mulroy	$495,000	50%
William A. Sullivan	$272,000	40%
William M. McClements	$335,000	40%
Ulrik B. Nielsen	$348,381	40%
Edward J. Stewart	$295,214	40%

(1)
Amount reflects adjustment made by our organization and compensation committee effective April 8, 2012.

        Upon execution and effectiveness of a severance agreement and release of claims, each executive officer is entitled to severance payments if we terminate the executive officer's employment without cause, as defined in the employment agreement, including our decision not to renew the executive officer's term of employment, or the executive officer terminates employment with us for good reason, as defined in the employment agreement.

        If an executive officer's employment terminates under these circumstances, in each case prior to a change in control, as defined in the employment agreement, we are obligated for a period of 12 months to pay such executive officer his base salary, pay for coverage for such executive officer under any company sponsored insurance and benefit programs available to our senior management employees and, to the extent allowed by applicable law and the applicable plan documents, continue to provide to such executive officer all company employee benefit plans and arrangements available to our senior management employees. In addition, we would be obligated to pay to each of our executive officers a pro-rata bonus for the portion of the year in which such executive officer was employed by us based on his average annual bonus payments over each of the three years prior to the year of termination, or such lesser period during which such executive officer served as one of our executive officers.

        If an executive officer's employment terminates under these circumstances, in each case within 18 months following a change in control, we are obligated to pay such executive officer a lump sum amount equal to 36 months of his base salary plus a bonus equal to three times the average of his annual bonus payments over each of the three years prior to the year of termination, or such lesser period during which such executive officer served as one of our executive officers, accelerate the vesting of all outstanding stock options, restricted stock or other equity awards granted to the executive officer, pay for coverage for such executive officer under any company sponsored insurance and benefit programs available to our senior management employees for a period of 18 months and, to the extent allowed by applicable law and the applicable plan documents, continue to provide to such executive officer all company employee benefit plans and arrangements available to our senior management employees for a period of 18 months.

        If we terminate an executive officer's employment due to disability, the executive officer will be eligible to receive a pro-rata bonus for the portion of the year in which such executive officer was employed by us based on his average annual bonus payments over each of the three years prior to the year of termination, or such lesser period during which such executive officer served as one of our executive officers.

Potential Payments Upon Termination or Change in Control

        The following tables set forth information regarding potential payments that each named executive officer who was serving as an executive officer as of December 31, 2012 would have received if the named executive officer's employment had terminated as of December 31, 2012 under the circumstances set forth below.

	Termination Without Cause or For Good Reason Prior to a Change in Control
Name	Cash Payment	Value of Benefits
Robert J. Mulroy	$679,318	$25,512
William A. Sullivan	$349,952	$21,058
William M. McClements	$408,750	$18,679
Ulrik B. Nielsen	$449,782	$22,377
Edward J. Stewart	$387,480	$21,245

	Termination Without Cause or for Good Reason Within 18 Months Following a Change in Control
Name	Cash Payment	Value of Stock Options with Accelerated Vesting(1)	Value of Benefits
Robert J. Mulroy	$2,037,954	$13,750	$38,269
William A. Sullivan	$1,049,856	$141,250	$31,587
William M. McClements	$1,226,250	—	$28,018
Ulrik B. Nielsen	$1,349,347	$154,089	$33,566
Edward J. Stewart	$1,162,440	$70,003	$31,867

(1)
The value of stock options with accelerated vesting represents the value of unvested stock options, calculated by multiplying the number of shares subject to the accelerated portion of the option by the amount (if any) by which $6.09, the closing market price of our common stock on December 31, 2012, exceeds the exercise price of such option.

Termination for Disability
Name	Cash Payment
Robert J. Mulroy	$184,318
William A. Sullivan	$77,952
William M. McClements	$73,750
Ulrik B. Nielsen	$101,401
Edward J. Stewart	$92,266

Pension Benefits

        We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

        We do not maintain any nonqualified deferred compensation plans.

 401(k) Plan

        We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit, which was $17,000 for 2012. Participants who are at least 50 years old can also make "catch-up" contributions, which in 2012 was up to an additional $5,500 above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan's trustee. Our 401(k) plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. For 2012, we generally matched 50% of employee contributions up to a maximum contribution by us of 3% of the employee's deferrable income, subject to employer match limitations by the Internal Revenue Service.

DIRECTOR COMPENSATION

Compensation for 2012

        The following table sets forth information regarding the total compensation awarded to, earned by or paid to each of our non-employee directors during the year ended December 31, 2012 for their service on our board of directors. The compensation amounts presented in the table below are historical and are not indicative of the amounts we may pay our directors in the future. Robert J. Mulroy, our President and Chief Executive Officer, has not received and will not receive any compensation for his services as a director. The compensation that we pay to Mr. Mulroy is discussed under "Executive Compensation" above.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)		All Other Compensation ($)		Total ($)
Gary L. Crocker	71,000	135,880	(2)	—		206,880
James van B. Dresser	54,300	91,590	(2)	—		145,890
Gordon J. Fehr	71,300	91,590	(2)	—		162,890
Robert C. Gay, Ph.D.(3)	22,583	8,250	(4)	—		30,833
Walter M. Lovenberg, Ph.D.(5)	23,500	75,615	(6)	3,000	(7)	102,115
John Mendelsohn, M.D.(8)	27,583	91,590	(2)	—		119,173
Sarah E. Nash	66,000	104,490	(2)	—		170,490
Michael E. Porter, Ph.D.	45,000	91,590	(2)	—		136,590
James H. Quigley(9)	25,300	91,590	(2)	—		116,890
Anthony J. Sinskey, Sc.D.	47,000	91,590	(2)	—		138,590

(1)
Fees earned or paid in cash consist of:

•
for Mr. Crocker, $47,500 as a retainer for serving as Chairman of the Board, $16,000 for attending board meetings and $7,500 for attending committee meetings;

•
for Mr. Dresser, $25,000 as a retainer for board service, $14,000 for attending board meetings and $15,300 for attending committee meetings;

•
for Mr. Fehr, $25,000 as a retainer for board service, $16,000 for attending board meetings and $30,300 for attending committee meetings;

•
for Dr. Gay, $14,583 as a retainer for board service, $6,000 for attending board meetings and $2,000 for attending committee meetings;

•
for Dr. Lovenberg, $12,500 as a retainer for board service, $8,000 for attending board meetings and $3,000 for attending committee meetings;

•
for Dr. Mendelsohn, $14,583 as a retainer for board service, $10,000 for attending board meetings and $3,000 for attending committee meetings;

•
for Ms. Nash, $25,000 as a retainer for board service, $14,000 for attending board meetings and $27,000 for attending committee meetings;

•
for Dr. Porter, $25,000 as a retainer for board service, $16,000 for attending board meetings and $4,000 for attending committee meetings;

•
for Mr. Quigley, $12,500 as a retainer for board service, $6,000 for attending board meetings and $6,800 for attending committee meetings; and

•
for Dr. Sinskey, $25,000 as a retainer for board service, $16,000 for attending board meetings and $6,000 for attending committee meetings.

(2)
Amount reflects the aggregate grant date fair value of a stock option granted for service as a director. The grant date fair value was computed in accordance with the provisions of ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions (which in our case were none). The assumptions that we used to calculate this amount are discussed in Note 17 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2012.

(3)
Dr. Gay resigned from our board in July 2012.

(4)
Amount reflects the aggregate grant date fair value of a stock option granted to Dr. Gay for his service as a consultant following his resignation from our board. The grant date fair value computed in accordance with the provisions of ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions (which in our case were none), was $2.75 per share.

(5)
Dr. Lovenberg resigned from our board in June 2012.

(6)
Amount reflects the aggregate grant date fair value of a stock option granted to Dr. Lovenberg for his service as a scientific advisor following his resignation from our board. The grant date fair value computed in accordance with the provisions of ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions (which in our case were none), was $4.26 per share.

(7)
Reflects amounts paid to Dr. Lovenberg for his service as a scientific advisor following his resignation from our board.

(8)
Dr. Mendelsohn became a member of our board in June 2012.

(9)
Mr. Quigley became a member of our board in July 2012.

        As of December 31, 2012, the aggregate number of shares of our common stock subject to each non-employee director's outstanding option awards was as follows: Mr. Crocker 387,850; Mr. Dresser 244,300; Mr. Fehr 214,300; Dr. Mendelsohn 21,300; Ms. Nash 217,300; Dr. Porter 151,300; Mr. Quigley 21,300; and Dr. Sinskey 214,300.

Director Compensation Arrangements

        For 2012, our non-employee directors were compensated for their services to the board as follows:

  •
  an annual retainer for board service of $25,000 ($47,500 for the Chairman of the Board);

  •
  a fee of $2,000 for each meeting of the board that each non-employee director attended;

  •
  an annual stock option grant with a grant date fair value of approximately $90,500 (approximately $113,125 for the Chairman of the Board);

  •
  for members of the audit committee, a fee of $1,700 per meeting of the audit committee that each non-employee director attended ($3,000 per meeting for the committee chair);

  •
  for members of the corporate governance and nominating committee, a fee of $750 per meeting of the corporate governance and nominating committee that each non-employee director attended ($1,000 per meeting for the committee chair);

  •
  for members of the organization and compensation committee, a fee of $1,000 per meeting of the organization and compensation committee that each non-employee director attended ($2,500 per meeting for the committee chair); and

  •
  for members of the executive committee, a fee of $1,000 per meeting of the executive committee that each non-employee director attended ($1,500 per meeting for the committee chair).

        During 2012, Mr. Crocker and Ms. Nash were also granted stock options to purchase 5,000 and 3,000 shares of common stock, respectively, for their service on our pricing committee in connection with our initial public offering.

        Following their resignation from our board in 2012, Dr. Gay was granted a stock option to purchase 3,000 shares of common stock for his service as a consultant and Dr. Lovenberg was granted a stock option to purchase 17,750 shares of common stock for his service as a scientific advisor.

        In addition, we have reimbursed, and will continue to reimburse, our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our board and committees of our board.

 AUDIT-RELATED MATTERS

Audit Committee Report

        The audit committee of the board of directors of Merrimack Pharmaceuticals, Inc. has reviewed Merrimack's audited financial statements for the fiscal year ended December 31, 2012 and discussed them with Merrimack's management and PricewaterhouseCoopers LLP, Merrimack's independent registered public accounting firm.

        The audit committee has received from, and discussed with, PricewaterhouseCoopers LLP various communications that PricewaterhouseCoopers LLP is required to provide to the audit committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and has discussed with Merrimack's independent registered public accounting firm its independence.

        Based on the review and discussions referred to above, the audit committee recommended to Merrimack's board of directors that the audited financial statements referred to above be included in Merrimack's Annual Report on Form 10-K for the year ended December 31, 2012.

        By the audit committee of the board of directors of Merrimack Pharmaceuticals, Inc.

James van B. Dresser Gordon J. Fehr Sarah E. Nash James H. Quigley

Audit Fees and Services

        The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2011	2012
Audit Fees(1)	$981,423	$592,223
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees(2)	$1,800	$1,800
Total Fees	$983,223	$594,023

(1)
Audit fees for 2011 and 2012 consist of fees related to the audit of our consolidated financial statements, reviews of our interim financial statements and our initial public offering. Audit fees for 2012 also consist of fees related to the filing of a registration statement on Form S-8.

(2)
All other fees for 2011 and 2012 consist of a subscription to an online accounting research tool.

        All such accountant services and fees were pre-approved by our audit committee in accordance with the "Pre-Approval Policies and Procedures" described below.

 Pre-Approval Policies and Procedures

        Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to a de minimis exception in accordance with applicable SEC rules.

MATTERS TO BE VOTED ON

Proposal 1: To Elect Nine Directors for a One Year Term

        At the Annual Meeting, stockholders will vote to elect nine directors for a one year term beginning at the Annual Meeting and ending at our 2014 Annual Meeting of Stockholders.

        Our board is comprised of nine members. Our board has nominated Mr. Crocker, Mr. Dresser, Mr. Fehr, Dr. Mendelsohn, Mr. Mulroy, Ms. Nash, Dr. Porter, Mr. Quigley and Dr. Sinskey for re-election as directors, each to hold office until the 2014 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Each of the nominees is currently a member of our board. The persons named in the enclosed proxy card will vote to elect each of the nominees as directors, unless and to the extent authority to vote for the election of one or more of the nominees is withheld by marking the proxy to that effect. In the event that any nominee should be unable to serve, discretionary authority is reserved for the named proxy holders to vote for a substitute, or to reduce the number of directors to be elected, or both. We believe that each of our nominees will be willing and able to serve if elected.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

Proposal 2: To Ratify the Selection of PricewaterhouseCoopers LLP as Merrimack's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2013

        The audit committee of our board of directors has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. PricewaterhouseCoopers LLP has served as our independent auditor since the fiscal year ended December 31, 2001. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law or NASDAQ rules, our audit committee believes that it is advisable and has decided to give our stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our audit committee may reconsider this appointment.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS MERRIMACK'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

 STOCK OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information with respect to the beneficial ownership of our common stock as of April 1, 2013 by:

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

  •
  each of our named executive officers;

  •
  each of our current directors and director nominees; and

  •
  all of our executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days after April 1, 2013 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person, but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, to our knowledge, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership.

        The column entitled "Percentage of Shares Beneficially Owned" is based on a total of 95,948,352 shares of our common stock outstanding as of April 1, 2013. Except as otherwise set forth below, the address of the beneficial owner is c/o Merrimack Pharmaceuticals, Inc., One Kendall Square,

Suite B7201, Cambridge, Massachusetts 02139. Beneficial ownership representing less than one percent of our outstanding common stock is denoted with an "*."

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
FMR LLC (Fidelity)(1)	15,935,258	16.61%
Sanofi(2)	5,217,391	5.44%
Credit Suisse AG(3)	5,097,450	5.31%
Named Executive Officers and Directors
Robert J. Mulroy(4)	3,377,374	3.43%
William M. McClements(5)	112,499	*
Ulrik B. Nielsen, Ph.D.(6)	1,486,808	1.53%
Edward J. Stewart(7)	660,133	*
William A. Sullivan(8)	384,830	*
Gary L. Crocker(9)	3,885,018	4.03%
James van B. Dresser(10)	352,949	*
Gordon J. Fehr(11)	384,118	*
John Mendelsohn, M.D.(12)	20,975	*
Sarah E. Nash(13)	1,140,719	1.19%
Michael E. Porter, Ph.D.(14)	421,756	*
James H. Quigley(15)	28,475	*
Anthony J. Sinskey, Sc.D.(16)	567,718	*
All executive officers and directors as a group (15 persons)(17)	14,078,368	13.62%

(1)
Based on information provided in a Schedule 13G/A filed by FMR LLC on November 13, 2012. Fidelity Management & Research Company, or Fidelity, a wholly owned subsidiary of FMR LLC, acts as investment adviser for the beneficial owners of such shares of common stock, or the funds. Edward C. Johnson 3d, the Chairman of FMR LLC, and his family members, directly or through trust, are parties to a shareholders' agreement and may be deemed, under the Investment Company Act of 1940, as amended, to form a controlling group with respect to FMR LLC and therefore to be persons with the indirect control of Fidelity. Fidelity has the ability to make decisions with respect to the voting and disposition of such shares of common stock, subject to the oversight of the board of trustees (or similar entity) of each fund. The board of trustees of each fund has enacted a policy with respect to the voting of any investment property owned thereby and shares are voted for the funds by Fidelity in accordance with such policies. Under the terms of its management contract with each fund, Fidelity has overall responsibility for directing the investments of the fund in accordance with the fund's investment objective, policies and limitations. Each fund has one or more portfolio managers appointed by and serving at the pleasure of Fidelity who make the decisions with respect to the disposition of the shares. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(2)
Based on information provided in a Schedule 13G filed by Sanofi on April 2, 2012. The address of Sanofi is 54, rue La Boétie, 75008 Paris, France.

(3)
Based on information provided in a Schedule 13G filed by Credit Suisse AG on February 14, 2013. The address of Credit Suisse AG is Uetlibergstrasse 231, P.O. Box 900, CH 8070, Zurich, Switzerland.

(4)
Consists of (i) 626,462 shares of common stock, (ii) 61,800 shares of common stock held by Jean Mulroy, Mr. Mulroy's wife, (iii) 159,992 shares of common stock held by The Mulroy Family Irrevocable Trust, (iv) 58,290 shares of common stock held by the Anne E. Mulroy Trust and (v) 2,470,830 shares of common stock underlying options that are exercisable as of April 1, 2013 or will become exercisable within 60 days after such date. Mr. Mulroy is a trustee of The Mulroy Family Irrevocable Trust and the Anne E. Mulroy Trust and, as such, has voting and investment control over, and may be deemed the beneficial owner of, the shares of common stock held by such trusts.

(5)
Consists of 112,499 shares of common stock underlying options that are exercisable as of April 1, 2013 or will become exercisable within 60 days after such date.

(6)
Consists of (i) 176,811 shares of common stock and (ii) 1,309,997 shares of common stock underlying options that are exercisable as of April 1, 2013 or will become exercisable within 60 days after such date.

(7)
Consists of (i) 16,385 shares of common stock and (ii) 643,748 shares of common stock underlying options that are exercisable as of April 1, 2013 or will become exercisable within 60 days after such date.

(8)
Consists of 384,830 shares of common stock underlying options that are exercisable as of April 1, 2013 or will become exercisable within 60 days after such date.

(9)
Consists of (i) 59,863 shares of common stock, (ii) 1,161,680 shares of common stock held by or jointly with Ann Crocker, Mr. Crocker's wife, (iii) 2,283,525 shares of common stock held by certain members of Mr. Crocker's family, certain trusts established for members of Mr. Crocker's family and certain entities controlled by Mr. Crocker or members of his family and (iv) 379,950 shares of common stock underlying options that are exercisable as of April 1, 2013 or will become exercisable within 60 days after such date. Mr. and Mrs. Crocker, certain members of Mr. Crocker's family, certain trusts established for members of Mr. Crocker's family and certain entities controlled by Mr. Crocker or members of his family are parties to a Shareholder Voting Agreement, dated December 20, 2010, or the Crocker voting agreement, pursuant to which the parties to the agreement have agreed to vote his, her or its shares as directed by Crocker Ventures, LLC. Mr. Crocker is the President, Manager and Chairman of Crocker Ventures, LLC and in connection therewith shares voting control over all of the shares subject to the Crocker voting agreement.

(10)
Consists of (i) 128,974 shares of common stock and (ii) 223,975 shares of common stock underlying options that are exercisable as of April 1, 2013 or will become exercisable within 60 days after such date.

(11)
Consists of (i) 190,143 shares of common stock and (ii) 193,975 shares of common stock underlying options that are exercisable as of April 1, 2013 or will become exercisable within 60 days after such date.

(12)
Consists of (i) 5,000 shares of common stock held jointly with Anne Mendelsohn, Dr. Mendelsohn's wife, and (ii) 15,975 shares of common stock underlying options that are exercisable as of April 1, 2013 or will become exercisable within 60 days after such date.

(13)
Consists of (i) 576,452 shares of common stock, (ii) 282,042 shares of common stock held by Michael Sylvester, Ms. Nash's wife, (iii) 64,448 shares of common stock held by the Sarah E. Nash 2009 Grantor Retained Annuity Trust, (iv) 6,552 shares of common stock held by the Sarah E. Nash 2010 Grantor Retained Annuity Trust and (v) 211,225 shares of common stock underlying options that are exercisable as of April 1, 2013 or will become exercisable within 60 days after such date. Ms. Nash is a trustee of the Sarah E. Nash 2009 Grantor Retained Annuity Trust and the Sarah E. Nash 2010 Grantor Retained Annuity Trust and, as such, has voting and investment control over, and may be deemed the beneficial owner of, the shares of common stock held by such trusts.

(14)
Consists of (i) 277,865 shares of common stock and (ii) 143,891 shares of common stock underlying options that are exercisable as of April 1, 2013 or will become exercisable within 60 days after such date.

(15)
Consists of (i) 12,500 shares of common stock and (ii) 15,975 shares of common stock underlying options that are exercisable as of April 1, 2013 or will become exercisable within 60 days after such date.

(16)
Consists of (i) 286,220 shares of common stock, (ii) 54,747 shares of common stock held by or jointly with Chokyun Rha-Sinskey, Dr. Sinskey's wife, (iii) 32,776 shares of common stock held by certain trusts established for Dr. Sinskey's children and (iv) 193,975 shares of common stock underlying options that are exercisable as of April 1, 2013 or will become exercisable within 60 days after such date. Dr. Sinskey's wife is a trustee of the trusts established for Dr. Sinskey's children and, as such, Dr. Sinskey is deemed to have voting and investment control over, and may be deemed the beneficial owner of, the shares of common stock held by such trusts.

(17)
Includes 7,414,334 shares of common stock underlying options that are exercisable as of April 1, 2013 or will become exercisable within 60 days after such date.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors, executive officers and holders of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of our records and representations made by the persons required to file these reports, we believe that, during the year ended December 31, 2012, our directors, executive officers and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them except that (i) the Form 3s for all of our directors and executive officers in connection with our initial public offering were filed one day late and (ii) a Form 5 for Robert J. Mulroy was filed on February 13, 2013 to report his ownership of shares of our preferred stock that were inadvertently omitted from his Form 3 filed on February 1, 2012 and the conversion of such shares from preferred stock to common stock that were inadvertently omitted from his Form 4 filed on April 5, 2012.

 OTHER MATTERS

        Our board of directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

        This proxy is solicited on behalf of our board of directors.    We will bear the expenses connected with this proxy solicitation. We expect to pay brokers, nominees, fiduciaries and other custodians their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mails, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to us at Merrimack Pharmaceuticals, Inc., One Kendall Square, Suite B7201, Cambridge, Massachusetts 02139, Attention: Corporate Secretary, or by calling (617) 441-1000. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address and phone number.

Deadline for Submission of Stockholder Proposals for 2014 Annual Meeting of Stockholders

        Proposals of stockholders intended to be presented at our 2014 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our principal offices, One Kendall Square, Suite B7201, Cambridge, Massachusetts 02139, no later than December 20, 2013 in order to be included in the proxy statement and proxy card relating to that meeting.

        If a stockholder wishes to present a proposal at our 2014 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such stockholder must give written notice to our Secretary at our principal executive offices at the address noted above. The Secretary must receive such notice no earlier than February 11, 2014 and no later than March 13, 2014, provided that if the date of the 2014 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the Annual Meeting, such notice must instead be received by the Secretary no earlier than the 120th day prior to the 2014 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2014 Annual Meeting of Stockholders and (ii) the tenth day following the day on which notice of the date of the 2014 Annual Meeting of Stockholders was mailed or public disclosure of the date of the 2014 Annual Meeting of Stockholders was made, whichever occurs first.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. MERRIMACK PHARMACEUTICALS, INC. ONE KENDALL SQUARE SUITE B7201 CAMBRIDGE, MA 02139 M58511-P35384 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. MERRIMACK PHARMACEUTICALS, INC. Withhold All For All For All Except The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Directors Nominees: 06) Sarah E. Nash 07) Michael E. Porter, PhD 08) James H. Quigley 09) Anthony J. Sinskey, ScD 01) Robert J. Mulroy 02) Gary L. Crocker 03) James van B. Dresser 04) Gordon J. Fehr 05) John Mendelsohn, MD For Against Abstain The Board of Directors recommends you vote FOR the following proposal: ! ! ! 2. To ratify the selection of PricewaterhouseCoopers LLP as Merrimack Pharmaceuticals, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2013. NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and 2012 Annual Report to Stockholders are available at www.proxyvote.com. M58512-P35384 MERRIMACK PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 11, 2013 3:00 PM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Robert J. Mulroy and William A. Sullivan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MERRIMACK PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 p.m., Eastern time, on June 11, 2013, at the Company's headquarters at One Kendall Square, Suite B7201, Cambridge, Massachusetts, 02139. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side